HAEIFC

HANFORD AREA ECONOMIC INVESTMENT FUND COMMITTEE

2912 WEST HOOD AVENUE A202
KENNEWICK, WASHINGTON 99336-2861
WWW.HAEIFC.COM

September 24, 2007

IsoRay, Inc.
350 Hills St.
Suite 106
Richland, WA 99354
Attention: Jonathan Hunt

Ref: Loan Covenant Waiver

Mr. Hunt;

This letter is to advise you that at its regularly scheduled Board meeting on September 24, 2007, by unanimous vote the Hanford Area Economic Investment Fund Committee approved the waiver of the loan covenant Fixed Charge Coverage, until June 30, 2008.

All other terms, conditions and covenants of IsoRay, Inc. loan to remain in full force and affect.

If you have any questions please contact Stephen P. Sensney, Loan Consultant, at 1-509-832-0080.

Sincerely;

Max E. Benitz
Chair

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.